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                                                                   Exhibit 99.01


                                                        FOR INFORMATION CONTACT:
                                                  Elisha Finney - (650) 424-6803
                                                   Spencer Sias - (650) 424-5782


VARIAN MEDICAL SYSTEMS, INC. BOARD OF DIRECTORS AUTHORIZES STOCK REPURCHASE PROGRAM


Palo Alto, Calif., August 20, 2001--Varian Medical Systems (NYSE:VAR) today announced that its board has authorized the repurchase by the Company of up to one million shares over the next 12 months.


"With cash levels continuing to increase in a low interest rate environment, we expect that these repurchases will be anti-dilutive to earnings," said Richard
M. Levy, president and CEO of Varian Medical Systems. "Shareholder value will be enhanced by stock repurchases that help to offset dilution from employee stock option exercises and our employee stock purchase program."


The stock repurchase will be made in accordance with applicable state and federal law and in accordance with the terms and subject to the restrictions of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. Shares will be retired and cancelled upon repurchase.


FORWARD LOOKING STATEMENTS

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Except for historical information, this news release contains "forward-looking"
statements within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, statements concerning the anticipated anti-dilutive effect of stock repurchases and any statements using the terms "would," "anticipate," "likely," or similar statements are forward-looking statements that involve risks and uncertainties that could cause our actual results to differ materially from those projected. Such risks and uncertainties include, without limitation, the risks listed from time to time in our filings with the Securities and Exchange Commission. We assume no obligation to, and you should not expect us to, update or revise the forward-looking statements in this release.
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VARIAN MEDICAL SYSTEMS, INC., (NYSE:VAR) OF PALO ALTO, CALIFORNIA IS THE WORLD'S
LEADING MANUFACTURER OF INTEGRATED CANCER THERAPY SYSTEMS, WHICH ARE TREATING THOUSANDS OF PATIENTS PER DAY. THE COMPANY IS ALSO A PREMIER SUPPLIER OF X-RAY TUBES AND FLAT-PANEL DIGITAL SUBSYSTEMS FOR IMAGING IN MEDICAL SCIENTIFIC, AND INDUSTRIAL APPLICATIONS. VARIAN MEDICAL SYSTEMS EMPLOYS APPROXIMATELY 2,300 PEOPLE WHO ARE LOCATED AT MANUFACTURING SITES IN NORTH AMERICA AND EUROPE AND IN ITS 40 SALES AND SUPPORT OFFICES AROUND THE WORLD. IN ITS MOST RECENT FISCAL
YEAR ENDED SEPTEMBER 29, 2000, VARIAN MEDICAL SYSTEMS REPORTED SALES OF $690 MILLION. ADDITIONAL INFORMATION IS AVAILABLE ON THE COMPANY'S INVESTOR RELATIONS WEB SITE AT WWW.VARIAN.COM.